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                                  Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT



     1.   The Park Avenue Bank, Valdosta, Georgia

     2.   Farmers & Merchants Bank, Adel, Georgia

     3.   First Community Bank of Southwest Georgia, Bainbridge, Georgia

     4.   Eagle Bank and Trust, Statesboro, Georgia